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                                                                    EXHIBIT 10.9

              WALGREENS - FLORISSANT, ST. LOUIS (GRAVOIS), ST. LOUIS (TELEGRAPH)
                                                             LOAN NO. 50-2853642

                                 PROMISSORY NOTE

$13,120,000.00                                                  November 2, 2005

      FOR VALUE RECEIVED, the undersigned, COLE WG ST. LOUIS MO PORTFOLIO, LLC, a Delaware limited liability company ("Maker"), having an address at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Payee"), at the office of Payee at Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262, or at such other place as Payee may designate to Maker in writing from time to time, the principal sum of THIRTEEN MILLION ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($13,120,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby and as allocated to Fixed Rate Tranche A and Floating Rate Tranche B (as each term is hereinafter defined) for each such tranche, at the Note Rate (as hereinafter defined), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

                        ARTICLE I -- TERMS AND CONDITIONS

      1.1 Definitions. The following terms, as used in this Note, shall have the following meanings, which meanings shall be applicable equally to the singular and the plural of the terms defined:

            (a) "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Charlotte, North Carolina.

            (b) "Determination Date" shall mean a date on which the LIBOR-Based Rate shall be selected as the applicable interest rate in respect of Floating Rate Tranche B, which date shall be the day that is two (2) London Business Days prior to the commencement of an Interest Period or, with respect to the first Interest Period, the date the Loan shall be advanced by Payee.

            (c) "Extended Maturity Date" shall mean November 11, 2035.

            (d) "Fixed Rate Tranche A" shall mean Ten Million Six Hundred Sixty Thousand and No/100 Dollars ($10,660,000.00) of the aggregate amount of the Loan which shall bear interest as set forth in Section 1.3 hereof.

            (e) "Floating Rate Tranche B" shall mean Two Million Four Hundred Sixty Thousand and No/100 Dollars ($2,460,000.00) of the aggregate amount of the Loan which shall bear interest at the LIBOR-Based Rate (as hereinafter defined).

            (f) "Interest Period" shall mean initially, the period commencing on the date hereof and ending on and including the day of the tenth (10th) day of the calendar month

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following the date of this Note, unless principal is advanced on the tenth
(10th) of a month, in which case the first Interest Period shall consist only such tenth (10th) day. Each Interest Period thereafter shall commence on the eleventh (11th) day of each calendar month during the term of this Note and shall end on and include the tenth (10th) day of the next occurring calendar month. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.4 hereof.

            (g) "LIBOR-Based Rate" shall mean (i) for the first Interest Period, an interest rate per annum equal to six and nine one-hundredths percent (6.09%) and (ii) for each succeeding Interest Period until Floating Rate Tranche B is satisfied, an interest rate per annum equal at all times to two hundred (200) basis points above the one-month LIBOR, in each case as determined by Payee prior to the commencement of each Interest Period.

            (h) "LIBOR" shall mean with respect to each day during each Interest Period, the rate for U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London Business Day before the relevant Interest Period begins (or if not so reported, then as determined by Payee from another recognized source or interbank quotation), rounded up to the nearest one-eighth of one percent (1/8%).

            (i) "Loan" shall mean that certain loan made by Payee to Maker in respect of the Property which is evidenced by this Note and secured by, among other things, the Security Instrument and all other Loan Documents.

            (j) "Loan Documents" shall mean the Security Instrument, this Note and all other documents now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby.

            (k) "London Business Day" shall mean a day of the year on which dealings in United States dollars are carried on in the London interbank market and banks are not required or authorized to close in London or in New York, New York.

            (l) "Maturity Date" shall mean November 11, 2015.

            (m) "Monthly Payment Amount" shall mean the sum of (A) from and including the First Payment Date through the Maturity Date, an amount equal to the interest payable under this Note on the portion allocated as Fixed Rate Tranche A at the Fixed Interest Rate in the amounts for each such Payment Date set forth on Annex 1 attached hereto and incorporated herein by this reference or as provided by Payee to Maker in connection with the initial Fixed Interest Rate Interest Period, plus (B) through and until Floating Rate Tranche B is satisfied, an amount equal to the interest payable under this Note on the portion allocated as Floating Rate Tranche B at the LIBOR-Based Rate pursuant to the provisions of Section 1.2 hereof. Annex 1 is for reference purposes only and any payment incorrectly referenced thereon or omitted therefrom shall not limit or reduce Maker's obligations for actual amounts due under this Note in accordance with its payment terms, and Maker agrees that Payee may substitute a replacement Annex 1 in the event the attached does not accurately reflect Maker's scheduled payment obligations.

            (n) "Optional Prepayment Date" shall mean November 11, 2015.

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            (o) "Optional Prepayment Determination Date" shall mean September
11, 2015.

            (p) "Security Instrument" shall mean that certain mortgage, deed of trust or deed to secure debt and security agreement from Maker for the benefit of Payee, dated of even date herewith, covering property located in St. Louis County, Missouri.

      Each of the capitalized terms not otherwise defined in this Note shall have the respective meaning ascribed to it in the Security Instrument of even date herewith from Maker to Payee.

      1.2 LIBOR-Based Rate; Pay-Down Date. (a) From the date of the advance of the principal evidenced hereby through the Pay-Down Date (as hereinafter defined) for Floating Rate Tranche B, Floating Rate Tranche B shall bear interest at the LIBOR-Based Rate. The LIBOR-Based Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined.

            (b) If requested by Payee, Maker shall immediately confirm the LIBOR-Based Rate and the duration of the applicable Interest Period by acknowledging receipt of a written confirmation of the LIBOR-Based Rate and Interest Period delivered by Payee to Maker. Only one Interest Period may be in effect at any given time.

            (c) Without limiting the effect of any other provision of this Note, Maker shall pay to Payee on the last day of each and every Interest Period, so long as and to the extent that Payee (or its source of funds) may directly or indirectly be required to maintain reserves against "Eurocurrency liabilities" under Federal Reserve Regulation D (as at any time amended), additional interest (as determined by Payee and disclosed to Maker) for each such Interest Period at an interest rate per annum equal, at all times during such Interest Period for the principal balance of Floating Rate Tranche B, to the excess of (i) the rate obtained by dividing LIBOR for such Interest Period by a percentage equal to 100% minus the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage is so applicable, minus the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for Payee (or its source of funds) in respect of liabilities or assets consisting of or including "Eurocurrency liabilities" under Federal Reserve Regulation D (as at any time amended) having a term equal to such Interest Period over (ii) LIBOR for such Interest Period. Terms used in Regulation D shall have the same meanings when used herein. Each such determination made by Payee and each such notification by Payee to Maker under this subparagraph of the amount of additional interest payable hereunder shall be conclusive as to the matters set forth therein.

            (d) In addition to the payment of interest and fees as aforesaid, Maker shall, from time to time, upon demand by Payee pay to Payee amounts as shall be sufficient to compensate Payee for (i) any loss, cost, fee, breakage or other expense incurred or sustained directly or indirectly by reason of the liquidation or reemployment of deposits or other funds acquired by Payee to fund or maintain Floating Rate Tranche B during any Interest Period as a

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result of any prepayment of Floating Rate Tranche B or any portion thereof or any attempt by Maker to rescind the selection of the LIBOR-Based Rate as the applicable interest rate for Floating Rate Tranche B and (ii) any increased costs incurred by Payee, by reason of:

            (x) taxes (or the withholding of amounts for taxes) of any nature whatsoever, including, without limitation, income, excise and interest equalization taxes (other than United States or state income taxes) as well as all levies, imports, duties, or fees whether now in existence or as the result of a change in, or promulgation of, any treaty, statute or regulation or interpretation thereof, or any directive, guideline or otherwise, by a central bank or fiscal authority or any other entity (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

            (y) any reserve or special deposit requirements against or with respect to assets or liabilities or deposits outstanding under LIBOR (including, without limitation, those imposed under the Monetary Control Act of 1978) currently required by, or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law); and

            (z) any other costs resulting from compliance with treaties, statutes, regulations, interpretations or any directives or guidelines or otherwise, promulgated by or of a central bank or fiscal authority or other entity with similar authority (whether or not having the force of law).

A certificate as to the amount of any such costs prepared by Payee, signed by an authorized officer of Payee and submitted to Maker shall be conclusive as to the matters therein set forth.

      (e) The selection at any time of an interest rate based upon LIBOR shall be expressly conditioned upon the existence of an adequate and fair means of determining LIBOR and the absence of any legal prohibition against the charging of interest based on LIBOR.

      (f) On or prior to February 2, 2006 (the "Pay-Down Date"), Maker shall fully prepay the principal balance of this Note allocated as Floating Rate Tranche B. Floating Rate Tranche B shall not be deemed to have been paid and/or satisfied in full until all such additional costs, in addition to the principal balance thereof and all interest thereon and all other sums due and payable under the Loan Documents in regards to Floating Rate Tranche B, shall have been paid.

      1.3 Note Rate; Computation of Interest. The term "Note Rate" as used in this Note shall mean (a) for Fixed Rate Tranche A, from the date of this Note through but not including the Optional Prepayment Date, a rate per annum equal to five and forty-eight one-hundredths percent (5.48%) (the "Fixed Interest Rate"), (b) for Floating Rate Tranche B, from the date of this Note through the Pay-Down Date and satisfaction of Floating Rate Tranche B, a rate per annum equal to the LIBOR-Based Rate, and (c) from the Optional Prepayment Date through and including the date this Note is paid in full, a rate per annum equal to the greater of (i) the Fixed Interest Rate plus two (2%) percent or (ii) the Treasury Constant Maturity Yield Index (as hereinafter defined) plus two (2%) percent ((i) or (ii), as applicable, the "Revised Interest Rate"). Interest shall be

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computed hereunder based on a 360-day year and based on the actual number of days elapsed for any period in which interest is being calculated. For purposes of this Section 1.3, the term "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Statistical Release H.15 (519) published during the second full week preceding the Optional Prepayment Date for instruments having a maturity coterminous with the remaining term of this Note. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). If such Release is not available or no longer published, Payee may refer to another recognized source of financial market information.

      1.4 Payment of Principal and Interest. Payments in federal funds immediately available at the place designated for payment received by Payee prior to 2:00 p.m. local time on a day on which Payee is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Payee, may not be credited until immediately available to Payee in federal funds at the place designated for payment prior to 2:00 p.m. local time on a day on which Payee is open for business. Interest only shall be payable in consecutive monthly installments of the Monthly Payment Amount, beginning on December 11, 2005 (the "First Payment Date"), and continuing on the eleventh (11th) day of each and every calendar month thereafter (each, a "Payment Date"). On the Maturity Date or the Optional Prepayment Date, the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full provided, however, that in the event that such amounts are not paid on such date, the Maturity Date shall be extended to the Extended Maturity Date. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment received by Payee prior to 2:00 p.m. local time on a Business Day at said place of payment shall be credited prior to close of business, while other payments, at the option of Payee, may not be credited until immediately available to Payee in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a Business Day.

      1.5 Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied, prior to the Optional Prepayment Date, first, to any amounts hereafter advanced by Payee hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Payee, third, to the payment of accrued interest and last to reduction of principal, and from and after the Optional Prepayment Date, as provided in
Section 2.2 of this Note.

      1.6 Payment of "Short Interest". If the advance of the principal amount evidenced by this Note is made on a date on or after the first (1st) day of a calendar month and prior to the eleventh (11th) day of a calendar month, Maker shall pay to Payee contemporaneously

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with the execution hereof interest at the Note Rate for a period from the date hereof through and including the tenth (10th) day of this calendar month. If the advance of the principal amount evidenced by this Note is made on a date after the eleventh (11th) day of a calendar month and prior to or on the last day of a calendar month, Maker shall pay to Payee contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the tenth (10th) day of the immediately succeeding calendar month.

      1.7 Prepayment; Defeasance.

      (a) This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time prior to the Optional Prepayment Date. In the event that Maker wishes to have the Security Property (as hereinafter defined) released from the lien of the Security Instrument prior to the Optional Prepayment Date, Maker's sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in
Section 1.7(d) hereof. This Note may be prepaid in whole but not in part without premium or penalty on any of the three (3) Payment Dates occurring immediately prior to the Maturity Date provided (i) written notice of such prepayment is received by Payee not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents. If, upon any such permitted prepayment on any of the three (3) Payment Dates occurring immediately prior to the Maturity Date, the aforesaid prior written notice has not been timely received by Payee, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date of this Note as though such prepayment had not occurred.

      (b) If, prior to the fourth (4th) anniversary of the First Payment Date (the "Lock-out Expiration Date"), the indebtedness evidenced by this Note shall have been declared due and payable by Payee pursuant to Article III hereof or the provisions of any other Loan Document due to a default by Maker, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Lock-out Expiration Date, together with a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. If such acceleration is on or following the Lock-out Expiration Date, the Yield Maintenance Premium shall also then be immediately due and payable as though Maker were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event of any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this Note. The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) the present value of a series of

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payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term "Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Payee shall deliver to Maker a statement setting forth the amount and determination of the prepayment fee, and, provided that Payee shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Payee on any day during the fifteen (15) day period preceding the date of such prepayment. Payee shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.

      (c) Partial prepayments of this Note shall not be permitted, except for
(i) partial prepayments resulting from Payee's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due unless, at the time of either Payee's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default shall have occurred, which Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment or (ii) any partial prepayment required on or prior to the Pay-Down Date pursuant to Section 1.2(f) above, in which event no prepayment fee or premium shall be due. No notice of prepayment shall be required under the circumstances specified in subclause (i) of the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal under subclause (i) above shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.4 above. Except as otherwise expressly provided herein, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Payee's exercise of its rights upon Maker's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this

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Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

            (d) (i) On any Payment Date on or after the later to occur of (x) the Lock-out Expiration Date, and (y) the day immediately following the date which is two (2) years after the "startup day," within the meaning of
      Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code (a "REMIC Trust"), that holds this Note, and provided no Event of Default has occurred hereunder or under any of the other Loan Documents, at Maker's option, Payee shall cause the release of the Security Property from the lien of the Security Instrument and the other Loan Documents (a "Defeasance") upon the satisfaction of the following conditions:

                        (A) Maker shall give not more than ninety (90) days' or
            less than sixty (60) days' prior written notice to Payee specifying the date Maker intends for the Defeasance to be consummated (the "Release Date"), which date shall be a Payment Date.

                        (B) All accrued and unpaid interest and all other sums
            due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

                        (C) Maker shall deliver to Payee on or prior to the
            Release Date:

                        (1) a sum of money in immediately available funds (the
                  "Defeasance Deposit"), equal to the outstanding principal balance of this Note plus an amount, if any, which together with the outstanding principal balance of this Note, shall be sufficient to enable Payee to purchase, through means and sources customarily employed and available to Payee, for the account of Maker, direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid under this Note (including, but not limited to, all amounts due on the Maturity Date) for the balance of the term hereof (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by Payee or accompanied by a written instrument of transfer in form and substance satisfactory to Payee in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in

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                  favor of Payee in conformity with all applicable state and federal laws governing granting of such security interests;

                        (2) a pledge and security agreement, in form and
                  substance satisfactory to a prudent lender, creating a first priority security interest in favor of Payee in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess received by Payee from the Defeasance Collateral over the amounts payable by Maker hereunder shall be refunded to Maker promptly after each monthly Payment Date;

                        (3) a certificate of Maker certifying that all of the
                  requirements set forth in this Section 1.7(d)(i) have been satisfied;

                        (4) one or more opinions of counsel for Maker in form
                  and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (i) Payee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Maker, none of the Defeasance Collateral nor any proceeds thereof will be property of Maker's estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Payee shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds this Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

                        (5) evidence in writing from the applicable rating
                  agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the securitization which are then outstanding;

                        (6) a certificate in form and scope acceptable to Payee
                  in its sole discretion from an acceptable accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note (including the scheduled outstanding principal balance of the Loan due on the Maturity
                  Date);

                        (7) Maker and any guarantor or indemnitor of Maker's
                  obligations under the Loan Documents for which Maker has personal

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                  liability executes and delivers to Payee such documents and agreements as Payee shall reasonably require to evidence and effectuate the ratification of such personal liability and guaranty or indemnity, respectively;

                        (8) such other certificates, documents or instruments as
                  Payee may reasonably require;

                        (9) payment of all fees, costs, expenses and charges
                  incurred by Payee in connection with the Defeasance of the Security Property and the purchase of the Defeasance Collateral, including, without limitation, all legal fees and costs and expenses incurred by Payee or its agents in connection with release of the Security Property, review of the proposed Defeasance Collateral and preparation of the Defeasance Security Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the Note, assumption of the Note, or substitution of collateral for the Security Property shall be paid on or before the Release Date. Without limiting Maker's obligations with respect thereto, Payee shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any portion of the Defeasance Deposit which exceeds the amount necessary to purchase the Defeasance Collateral; and

                        (10) in the event the Amendment (as defined in Section
                  4.35 of the Security Instrument) has been executed, evidence satisfactory to Payee that following the Defeasance of this Loan, the minimum debt service coverage ratio for each of the Additional Loans (as defined in Section 4.35 of the Security Instrument) shall be 1.75 to 1.00 and the maximum loan to value percentage for each of the Additional Loans shall be 65%.

                        (D) In connection with the Defeasance Deposit, Maker
            hereby authorizes and directs Payee using the means and sources customarily employed and available to Payee to use the Defeasance Deposit to purchase for the account of Maker the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Payee to be applied on account of the indebtedness of this Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Maker is obligated to pay under this
            Section 1.7 shall be refunded to Maker.

            (ii) Upon compliance with the requirements of Section 1.7(d)(i), the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker to release the lien of the Security Instrument from the Security Property.

            (iii) Upon the release of the Security Property in accordance with this Section 1.7(d), Maker shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a newly created successor entity which complies with the terms of Section
      1.33 of the Security Instrument designated by Maker and approved by Payee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker shall (x) deliver to Payee an opinion of counsel in form and substance and delivered by counsel satisfactory to a prudent lender stating, among other things, that such assumption agreement is enforceable against Maker and such successor entity in accordance with its terms and that this Note and the Defeasance Security Agreement, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, legal fees) incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Maker shall be relieved of its obligations hereunder, under the other Loan Documents other than as specified in Section 1.7(d)(i)(C)(7) above and under the Defeasance Security Agreement.

      (e)   (i)   Provided no Event of Default shall have occurred and remain uncured, in connection with a Release (as that term is defined in Section
      4.37 of the Security Instrument) and upon satisfaction of the conditions set forth in Section 4.37 of the Security Instrument, Maker shall have the right at any time after the later to occur of (x) the Lock-out Expiration Date, and (y) the day immediately following the date which is two (2) years after the "startup day," within the meaning of Section 860G(a) (9) of the Code of a REMIC Trust that holds this Note to voluntarily defease a portion of the Loan and obtain a release of the lien of the Security Instrument as to a Release Parcel (as that term is defined in the Security Instrument) by providing Payee with the Partial Defeasance Collateral (hereinafter, a "Partial Defeasance Event") upon satisfaction of the following conditions precedent:

                  (A) Maker shall provide Payee not less than forty-five (45)
            (but not more than ninety (90)) days notice (or a shorter period of time if permitted by Payee in its sole discretion) specifying a date (the "Partial Defeasance Date") on which the Partial Defeasance Event is to occur;

                  (B) Maker shall pay to Payee (x) all payments of principal and interest due on the Loan to and including the Partial Defeasance Date and (y) all other sums then due under this Note, the Security Instrument and the other Loan Documents;

                  (C) Maker shall deposit the Partial Defeasance Collateral
            (hereinafter defined) into the Defeasance Collateral Account and otherwise comply with the provisions of Section 1.7(f) hereof;

                  (D) Payee shall prepare, at Maker's sole cost and expense, all necessary documents to modify, amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the Release Amount (as that term is defined in Section 4.37 of the Security Instrument) for the applicable Release Parcel, which shall be paid pursuant to the provisions of Section 4.37 of the Security Instrument (the "Defeased Note"), and the other note having a principal balance equal to the excess of (x) the unpaid balance of the original principal amount of the Loan, over (y) the amount of the Defeased Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as this Note except for the principal balance; and, in connection therewith, the Monthly Payment Amount and the amount of each such payment applied to principal thereafter shall be divided between the Defeased Note and the Undefeased Note in the same proportion as the unpaid principal balance (in each case immediately after the Partial Defeasance Event) of the Defeased Note and the Undefeased Note, as the case may be, bears to the aggregate principal balance due under the Defeased Note and the Undefeased Note immediately after the Partial Defeasance Event. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the rating agencies shall require otherwise or unless a successor entity that is not an affiliate of Maker is established pursuant to Section 1.7(d)(iii) hereof. A Defeased Note may not be the subject of any further defeasance;

                  (E) Maker shall execute and deliver to Payee a Defeasance
            Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

                  (F) Maker shall deliver to Payee an opinion of counsel for
            Maker that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (1) Payee has a perfected first priority security interest in the Partial Defeasance Collateral and the Defeasance Collateral Account and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms,
            (2) in the event of a bankruptcy proceeding or similar occurrence with respect to Maker, none of the Partial Defeasance Collateral nor any proceeds thereof will be Security Property of Maker's estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Payee shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (3) the release of the lien of the Security Instrument on the Release Parcel and the pledge of the Partial Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust, and (4) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

                  (G) Maker shall deliver to Payee a no-downgrade confirmation from the rating agencies with respect to such partial defeasance;

                  (H) Maker shall deliver to Payee a certificate in form and scope acceptable to Payee in its sole discretion from an accountant which would be acceptable to a reasonably prudent lender certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date);

                  (I) Payee shall have received, at Maker's sole cost and
            expense, one or more endorsements to the title insurance policy delivered to Payee in connection with the closing of the Loan insuring that, after giving effect to the Release, the lien of the Security Instrument insured thereunder continues to be a first priority lien on the remaining Security Property, subject only to Permitted Encumbrances (as defined in the Security Instrument) and such other evidence that a reasonably prudent lender may require, that the Undefeased Note will continue to be secured by the Security Instrument;

                  (J) Maker shall pay all costs and expenses of Payee incurred in connection with the Partial Defeasance Event, including Payee's reasonable attorneys' fees and expenses;

                  (K) The debt service coverage ratio for the twelve (12) month period immediately after the Release with respect to the remaining Security Property as applied to the debt service under the Undefeased Note shall be equal to or greater than 1.50:1.00;

                  (L) The loan to value ratio with respect to the remaining
            Security Property and the debt evidenced by the Undefeased Note shall be less than or equal to 65%; and

                  (M) In the event the Amendment (as defined in Section 4.35 of the Security Instrument) has been executed, evidence satisfactory to Payee that following the Partial Defeasance Event, the minimum debt service coverage ratio for each of the Additional Loans (as defined in Section 4.35 of the Security Instrument) shall be 1.75 to 1.00 and the maximum loan to value percentage for each of the Additional Loans shall be 65%.

            (ii) If maker has elected to make a partial defeasance and the requirements of this section 1.7(E) and section 4.37 Of the security instrument have been satisfied, the applicable release parcel shall be released from the lien of the security instrument. In connection with the release of the lien, maker shall submit to payee, not less than thirty
      (30) days prior to the partial defeasance date (or such shorter time as is acceptable to payee in its sole discretion), a release of lien (and related Loan Documents) for execution by Payee. Such release shall be in a form appropriate in the jurisdiction in which the applicable Release Parcel is located and shall contain standard provisions protecting the rights of the releasing lender. In addition, Maker shall provide all other documentation Payee reasonably requires to be delivered by Maker in connection with such release, together with an officer's certificate certifying that such documentation (i) is in compliance with all applicable legal requirements, and (ii) will effect such release in accordance with the terms of the Security Instrument. Maker shall pay all costs, taxes and expenses associated with the release of the lien of the Security Instrument, including Payee's reasonable attorneys' fees. Maker shall cause title to the Release Parcel so released from the lien of the Security Instrument to be transferred to and held by a person or entity other than Maker. Except as set forth in this Section 1.7, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Security Instrument from the Security Property.

            (iii) Upon compliance with the requirements of Section 1.7(e)(i) and
      Section 4.37 of the Security Instrument, the applicable Release Parcel shall be released from the lien of the Security Instrument and the other Loan Documents, and the Partial Defeasance Collateral shall constitute collateral which shall secure the Defeased Note and all other obligations under the Loan Documents. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker (x) to release the lien of the Security Instrument and the other Loan Documents from the applicable Release Parcel and (y) the Maker from all obligations with respect to the applicable Release Parcel.

            (iv) Upon the release of the Release Parcel in accordance with this
      Section 1.7(e), Maker may elect to assign, or at Payee's sole and absolute discretion, Payee may require Maker to assign, all of its obligations and rights under the Defeased Note, together with the pledged Partial Defeasance Collateral, to a successor borrower. Such successor borrower shall execute an assignment and assumption agreement in form and substance satisfactory to Payee in its sole and absolute discretion pursuant to which it shall assume Maker's obligations under the Defeased Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker shall (A) deliver to Payee one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent Payee stating, among other things, that such assignment and assumption agreement is enforceable against Maker and the successor borrower in accordance with its terms and that the Defeased Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the successor borrower in accordance with their respective terms, and opining to such other matters relating to successor borrower and its organizational structure as Payee may require, and (B) pay all fees, costs and expenses incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any rating agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (e)(i)(G) above). Upon such assignment and assumption, Maker shall be relieved of its obligations hereunder, under the Defeased Note and under the Defeasance Security Agreement.

      (f) On or before the date on which Maker delivers the Defeasance Collateral or Partial Defeasance Collateral, Maker shall open at any institution which would be acceptable to a prudent lender acting in its reasonable discretion the defeasance collateral account (the "Defeasance Collateral Account"). The Defeasance Collateral Account shall contain only (i) Defeasance Collateral or Partial Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral or Partial Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Payee on each Payment Date and applied first to accrued and unpaid interest and then to principal. Maker shall cause the institution at which the Defeasance Collateral or Partial Defeasance Collateral is deposited to enter an agreement with Maker and Payee, satisfactory to Payee in its sole discretion, pursuant to which such institution shall agree to hold and distribute the Defeasance Collateral or Partial Defeasance Collateral in accordance with this Note. The Maker or successor borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on the Defeasance Collateral or Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Maker shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Payee shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

      (g) For purposes herein, "Partial Defeasance Collateral" shall mean direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable rating agencies rating the Secondary Market Transaction (as hereinafter defined) have confirmed in writing that such obligations will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Secondary Market Transaction, that provide for (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Payments Dates and other scheduled payment dates, if any, under the Defeased Note after the Partial Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the scheduled defeasance payments relating to such Payment Dates.

      (h) For purposes herein, "Secondary Market Transaction" shall mean the sale, transfer and delivery of the Note and the Loan Documents to one or more investors in the secondary mortgage market.

      1.8 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, the Security Instrument. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

                ARTICLE II -- OPTIONAL PREPAYMENT DATE PROVISIONS

      2.1 Optional Prepayment Determination Date. The following subsections shall apply from and after the Optional Prepayment Determination Date:

      (a) [Reserved].

      (b) For the calendar year in which the Optional Prepayment Determination Date occurs and for each calendar year thereafter, Maker shall submit to Payee for Payee's written approval an annual budget (an "Annual Budget") not later than (i) the Optional Prepayment Determination Date for the calendar year in which the Optional Prepayment Determination occurs and (ii) sixty (60) days prior to the commencement of each calendar year thereafter, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Mortgaged Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees and other expenses as Maker may reasonably determine. Payee shall have the right to approve such Annual Budget and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen (15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall, within three (3) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Payee. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall revise the same in accordance with the process described in this subsection until Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this subsection, then such proposed Annual Budget shall be deemed approved by Payee. Each such Annual Budget approved by Payee in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Budget." Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

      (c) In the event that Maker must incur an extraordinary operating expense or capital expense not set forth in the Annual Budget (an "Extraordinary Expense"), then Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for Payee's approval.

      (d) For the purposes of this Note, "Cash Expenses" shall mean, for any period, the operating expenses for the operation and maintenance of the Mortgaged Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker excluding payments into the Impound Account and expenses for which Maker shall be reimbursed from, or which shall be paid for out of, any such account or reserve.

      (e) Notwithstanding the other provisions of this Section 2.1, in the event that, prior to the Optional Prepayment Determination Date, Maker delivers to Payee either (i) a written commitment (the "Commitment") for the refinancing of the loan evidenced by this Note from a Qualified Institutional Lender (as hereinafter defined), which reasonably provides for the consummation of such refinance prior to the Optional Prepayment Date or (ii) other evidence in form and substance satisfactory to Payee in its sole determination of Maker's ability to refinance the loan evidenced by this Note prior to the Optional Prepayment Date, then, solely in either such event, the terms of Section 2.1(a), (b), (c) and (d) of this Note shall be inoperative, provided, however, that upon (x) the failure of such refinance to be consummated in accordance with the terms of the Commitment or such other evidence, as applicable, (y) the termination of the Commitment for any reason or (z) any adverse change in circumstances with respect to Maker or any principals of Maker, the Mortgaged Property, the proposed lender or otherwise, as determined by Payee in its sole determination, which, in Payee's reasonable judgment, significantly decreases the likelihood of such refinance being consummated prior to the Optional Prepayment Date, the terms of Section 2.1(a), (b), (c) and (d) of this Note shall immediately become operative and Maker shall immediately comply with any of the terms thereof which, except for the operation of this subsection (e), Maker would theretofore have been obligated to comply. "Qualified Institutional Lender" shall mean a financial institution or other lender with a long term credit rating which is not less than investment grade. The determination of whether the conditions set forth in clause (i) or (ii) above, shall be made and notice of such determination shall be delivered to Maker, within ten (10) business days following Payee's receipt of the items set forth in such clauses.

      2.2 Failure to Prepay On or Before Optional Prepayment Date. In the event that Maker does not prepay the entire principal balance of this Note and any other amounts outstanding under this Note or any of the other Loan Documents on or prior to the Optional Prepayment Date, the provisions of Section 2.1(b), (c) and (d) as set forth above shall remain in full force and effect, and the following subsections also shall apply:

      (a) From and after the Optional Prepayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding under this Note at the Revised Interest Rate. Interest accrued at the Revised Interest Rate and not paid pursuant to this Section 2.2 shall be deferred and added to the principal balance of this Note and shall earn interest at the Revised Interest Rate to the extent permitted by applicable law (such accrued interest is hereinafter referred to as "Accrued Interest"). All of the unpaid principal balance of this Note, including, without limitation, any Accrued Interest, shall be due and payable on the Extended Maturity Date.

      (b) Maker shall be obligated to pay, and Payee shall collect from the Rent Account (as defined in the Security Instrument) to the extent of funds on deposit in such account, on the Optional Prepayment Date and on the eleventh
(11th) day of each calendar month thereafter to and including the Extended Maturity Date the following payments from Rents (as defined in the Security Instrument) received on or before such day in the listed order of priority:

            (i) First, the payment of the Monthly Payment Amount with interest computed at the Fixed Interest Rate;

            (ii) Second, payments to the Impound Account (as defined in the Security Instrument) in accordance with the terms and conditions of the Security Instrument;

            (iii) [Reserved];

            (iv) Fourth, payments for monthly Cash Expenses, less management fees payable to affiliates of Maker, pursuant to the terms and conditions of the related Approved Annual Budget;

            (v) Fifth, payment for Extraordinary Expenses approved by Payee, if any;

            (vi) Sixth, payments to Payee of the balance of the funds then on deposit in the Rent Account to be applied to (x) any other amounts due under the Loan Documents, (y) Accrued Interest and (z) the reduction of the outstanding principal balance of this Note until such principal balance is paid in full in whatever proportion and priority as Payee may determine.

      (c) Nothing in this Article II shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Payment Amount (including interest on the Note as provided in Section 1.3 hereof) payments to the Impound Account and payments of other amounts due hereunder and under the other Loan Documents, whether or not Rents (as defined in the Security Instrument) are available to make such payments.

                             ARTICLE III -- DEFAULT

      3.1 Events of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made on the date such payment is due, or should any other default not cured within any applicable grace or notice period occur under any other Loan Document, then an event of default (an "Event of Default") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

      3.2 Late Charges. In the event that any payment is not received by Payee on the date when due, then, in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

      3.3 Default Interest Rate. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date due until the date credited, at a rate per annum equal to four percent (4%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Maker under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable.

      3.4 Maker's Agreements. Maker acknowledges that it would be extremely difficult or impracticable to determine Payee's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee's discretion.

      3.5 Maker to Pay Costs. In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

      3.6 Exculpation. Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

      (a) Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents (collectively, the "Security Property");

      (b) if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Maker under the Loan Documents, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described below in this section; and

            (c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Maker shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (iii) for all tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance, (v) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default hereunder or under the Loan Documents, which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Payee, (vi) for waste committed on the Security Property, damage to the Security Property as a result of the intentional misconduct or gross negligence of Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Payee pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments and not applied by Payee to pay such taxes and assessments, (viii) for all obligations and indemnities of Maker under the Loan Documents relating to hazardous or toxic substances or radon or compliance with environmental laws and regulations to the full extent of any losses or damages (including, but not limited to, those resulting from diminution in value of any Security Property) incurred by Payee as a result of the existence of such hazardous or toxic substances or radon or failure to comply with environmental laws or regulations, and (ix) for fraud, material misrepresentation or failure to disclose a material fact by Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Maker, any principal, officer, general partner or member of Maker, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Payee on account thereof.

      References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Payee from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Payee except as stated in this section, or (3) limit or impair in any way whatsoever (A) any Indemnity and Guaranty Agreements (the "Indemnity Agreements") or (B) the Environmental Indemnity Agreement (the "Environmental Indemnity Agreement"), executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Indemnity Agreements or the Environmental Indemnity Agreement.

      Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in subsection (c) above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of a default by Maker or Indemnitor (as defined in the Security Instrument) of any of the covenants set forth in Section 1.13 or Section 1.33 of the Security Instrument, or (ii) if the Security Property or any part thereof shall become an asset in
(A) a voluntary bankruptcy or insolvency proceeding of Maker, or (B) an involuntary bankruptcy or insolvency proceeding of Maker which is not dismissed within sixty (60) days of filing.

      Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Security Instrument and the other Loan Documents.

                        ARTICLE IV -- GENERAL CONDITIONS

      4.1 No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      4.2 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

      4.3 Limit of Validity. The provisions of this Note and of all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid ("Interest") to Payee for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Payee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed

Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due), in which event no prepayment fee or premium shall be due, or, at the option of Payee, be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest than is permitted under the law of the State in which the Security Property is located, Payee will rely on United States federal law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Security Property is located or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. This Section 4.3 will control all agreements between Maker and Payee.

      4.4 Use of Funds. Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

      4.5 Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

      4.6 GOVERNING LAW. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE SECURITY PROPERTY IS LOCATED.

      4.7 WAIVER OF JURY TRIAL. MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS

AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

      4.8 Secondary Market. Payee may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market. In connection with such sale, Payee may retain or assign responsibility for servicing the loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Payee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

      4.9 Dissemination of Information. If Payee determines at any time to sell, transfer or assign this Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Payee may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Payee now has or may hereafter acquire relating to the debt evidenced by this Note and to Maker, any guarantor, any indemnitor and the Security Property, which shall have been furnished by Maker, any guarantor or any indemnitor as Payee determines necessary or desirable.

                      ARTICLE V -- MISCELLANEOUS PROVISIONS

      5.1 Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

      5.2 Maker's Tax Identification Number is 20-1676647.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

                                     MAKER:

                                     COLE WG ST. LOUIS MO PORTFOLIO, LLC,
                                     a Delaware limited liability company

                                     By: Cole REIT Advisors II, LLC,
                                         a Delaware limited liability company,
                                         its manager

                                     By: /S/ John M. Pons
                                         ---------------------------------
                                         John M. Pons, Senior Vice President

                                   Schedule A

                                   LOAN TERMS

Original Principal Amount                                                       $10,660,000.00
Note Rate % (Per Annum)                                                                 5.480%
Original Amortization Term (Months)                                                        999
Monthly Payment Amount (Excluding IO Period)                                        $48,680.67
Note Date                                                                            11/2/2005
First Pay Date                                                                      12/11/2005
Original Loan Term (Months)                                                                120
Scheduled Maturity Date                                                             11/11/2015
Interest Accrual Basis During Amortization Periods                                  ACTUAL/360
Interest Only (IO) Periods (Months)                                                        120
Interest Accrual Basis During IO Period                                             ACTUAL/360

COLE WALGREENS FLORISSANT MO                                              502853642
                                           INTEREST     PRINCIPAL
                    ACCRUAL               COMPONENT    COMPONENT OF  ENDING UNPAID
 PAY                DAYS IN  SCHEDULED   OF SCHEDULED   SCHEDULED      PRINCIPAL
PERIOD   PAY DATE   PERIOD    PAYMENT       PAYMENT       PAYMENT       BALANCE
    0   11/11/2005      9    $     0.00   $14,604.21      $0.00      $10,660,000.00
    1   12/11/2005     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
    2   1/11/2006      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
    3   2/11/2006      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
    4   3/11/2006      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
    5   4/11/2006      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
    6   5/11/2006      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
    7   6/11/2006      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
    8   7/11/2006      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
    9   8/11/2006      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   10   9/11/2006      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   11   10/11/2006     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
   12   11/11/2006     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   13   12/11/2006     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
   14   1/11/2007      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   15   2/11/2007      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   16   3/11/2007      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
   17   4/11/2007      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   18   5/11/2007      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
   19   6/11/2007      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   20   7/11/2007      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
   21   8/11/2007      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   22   9/11/2007      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
   23   10/11/2007     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00

24   11/11/2007     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
25   12/11/2007     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
26   1/11/2008      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
27   2/11/2008      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
28   3/11/2008      29    $47,057.98   $47,057.98      $0.00      $10,660,000.00
29   4/11/2008      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
30   5/11/2008      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
31   6/11/2008      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
32   7/11/2008      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
33   8/11/2008      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
34   9/11/2008      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
35   10/11/2008     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
36   11/11/2008     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
37   12/11/2008     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
38   1/11/2009      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
39   2/11/2009      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
40   3/11/2009      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
41   4/11/2009      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
42   5/11/2009      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
43   6/11/2009      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
44   7/11/2009      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
45   8/11/2009      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
46   9/11/2009      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
47   10/11/2009     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
48   11/11/2009     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
49   12/11/2009     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
50   1/11/2010      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
51   2/11/2010      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
52   3/11/2010      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
53   4/11/2010      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
54   5/11/2010      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
55   6/11/2010      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
56   7/11/2010      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
57   8/11/2010      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
58   9/11/2010      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
59   10/11/2010     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
60   11/11/2010     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
61   12/11/2010     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
62   1/11/2011      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
63   2/11/2011      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
64   3/11/2011      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
65   4/11/2011      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
66   5/11/2011      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
67   6/11/2011      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
68   7/11/2011      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
69   8/11/2011      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
70   9/11/2011      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
71   10/11/2011     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00

 72   11/11/2011     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 73   12/11/2011     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 74   1/11/2012      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 75   2/11/2012      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 76   3/11/2012      29    $47,057.98   $47,057.98      $0.00      $10,660,000.00
 77   4/11/2012      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 78   5/11/2012      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 79   6/11/2012      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 80   7/11/2012      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 81   8/11/2012      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 82   9/11/2012      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 83   10/11/2012     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 84   11/11/2012     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 85   12/11/2012     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 86   1/11/2013      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 87   2/11/2013      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 88   3/11/2013      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
 89   4/11/2013      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 90   5/11/2013      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 91   6/11/2013      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 92   7/11/2013      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 93   8/11/2013      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 94   9/11/2013      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 95   10/11/2013     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 96   11/11/2013     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 97   12/11/2013     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
 98   1/11/2014      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
 99   2/11/2014      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
100   3/11/2014      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
101   4/11/2014      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
102   5/11/2014      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
103   6/11/2014      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
104   7/11/2014      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
105   8/11/2014      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
106   9/11/2014      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
107   10/11/2014     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
108   11/11/2014     31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
109   12/11/2014     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
110   1/11/2015      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
111   2/11/2015      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
112   3/11/2015      28    $45,435.29   $45,435.29      $0.00      $10,660,000.00
113   4/11/2015      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
114   5/11/2015      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
115   6/11/2015      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
116   7/11/2015      30    $48,680.67   $48,680.67      $0.00      $10,660,000.00
117   8/11/2015      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
118   9/11/2015      31    $50,303.36   $50,303.36      $0.00      $10,660,000.00
119   10/11/2015     30    $48,680.67   $48,680.67      $0.00      $10,660,000.00

120   11/11/2015       31  $10,710,303.36   $   50,303.36   $10,660,000.00   $0.00
120                 3,652  $16,586,060.28   $5,926,060.28   $10,660,000.00

                             AUTO DRAFT INFORMATION

If you would like to sign up for our automatic payment drafting service, fill out and return the enclosed authorization form along with a voided check and mail to the address listed below. Please continue to send your monthly payments until you receive written confirmation that the auto-draft service has begun. You will receive written notification confirming your auto-draft setup and first auto-draft date within 7 business days of the 15th of the month submitted.

NOTE: REQUESTS MUST BE RECEIVED BY THE 15TH TO BE SET UP FOR THE FOLLOWING
MONTH.

WACHOVIA SECURITIES
Attention: Customer Service Department
8739 Research Drive - URP4
Charlotte, NC 28288-1075

WACHOVIA
SECURITIES

                                 AUTO DRAFT FORM

I hereby request and authorize Wachovia Bank, National Association, doing business as Wachovia Securities ("Wachovia Securities"), to draft my account specified below made payable to the order of Wachovia Securities located in Charlotte, NC, provided there are sufficient funds in said account to pay the same upon presentation. I agree that your rights in respect to each such draft shall be the same as if it were a check drawn on Wachovia Securities and signed personally by me. This authorization is to remain in effect until revoked by me in writing and until Wachovia Securities actually receives such notice. I agree that Wachovia Securities shall be fully protected in honoring any such drafts.

LOAN NUMBER                              NAME OF BORROWING ENTITY
Wachovia Loan # (9 digits)               Borrower Name
BANK'S ROUTING NUMBER FROM CHECK         ACCOUNT # TO BE DRAFTED
Bank Routing Number (9 digits)           Bank Account # (from check)
NAME OF BANK TO BE DRAFTED               LOCATION OF THE BANK
Name of Bank                             City and State

      PLEASE INCLUDE A VOIDED CHECK WITH THIS FORM

                                 [VOIDED CHECK]

          ROUTING #   ACCOUNT #

BORROWER'S SIGNATURE                     BORROWER'S NAME
Authorized Signature (as it appears      Print Name
on bank documents)                       TODAY'S DATE
                                         Date
DAY OF MONTH PAYMENT WILL DRAFT          BORROWER'S FAX NUMBER
Draft Date (Payment due date)            Fax #

TERMS AND CONDITIONS

EFFECTIVE DATE OF DRAFT: The draft will occur on the payment due date, unless otherwise agreed upon by borrower and servicer. The borrower will receive a confirmation letter to insure auto-draft set-up and to confirm draft date.

REVOCATION OF THIS AUTHORITY: The authority of Wachovia Securities to transfer funds from the borrowers account will not cease until Wachovia Securities receives written notification revoking this authorization agreement. Wachovia Securities must receive this notice at least 15 days prior to the date on which you wish the arrangement to end.

DISHONOR: Wachovia Securities shall be under no liability whatsoever if a transfer of funds cannot be made, whether or not such failure is caused by the act of omission of the borrower.

INSUFFICIENT FUNDS: If the automatic withdrawal is returned due to insufficient funds both Wachovia Securities and the borrower's financial institution may assess a fee.

ERRORS: The borrower has the right to have the amount of any incorrect deduction immediately corrected by the borrower's financial institution provided the borrower sends the appropriate notice to the financial institution.

AMOUNT OF DRAFT: Wachovia Securities will withdraw the amount of the current monthly receivable. This amount may vary due to escrow analyses, interest rate changes or reserve requirements as applicable.

ACH ROUTING NUMBER: Please contact the financial institution from which the money will be drafted for this information.

CHAR1\849903v4

Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business though First Union Securities, Inc. ("FUSI"), Member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.